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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Navistar International Corporation on Form S-4 of our report dated December 15, 1997, appearing in the Prospectus, which is part of this Registration Statement, and of our report also dated December 15, 1997 relating to the financial statement schedule incorporated by reference in this Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          Deloitte & Touche LLP
Chicago, Illinois
February 26, 1998